                                                                     Exhibit 4.1









                 STANDARD TERMS FOR DEPOSITARY TRUST AGREEMENTS

                                     between

                             EPOCH SECURITIES, INC.


                                       and

                         INVESTORS BANK & TRUST COMPANY

                                   as Trustee

                       Dated as of January [  ], 2001

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
                                    ARTICLE 1
                           DEFINITIONS AND ASSUMPTIONS
         Section 1.1.               Definitions...................................................................1
         Section 1.2.               Rules of Construction.........................................................4


                                    ARTICLE 2
       FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY, REGISTRATION OF
                       TRANSFER AND SURRENDER OF RECEIPTS

         Section 2.1.               Depositary Trust Agreements...................................................4
         Section 2.2.               Creation and Declaration of Trusts; Deposit of Securities.....................4
         Section 2.3.               Acceptance by Trustee.........................................................5
         Section 2.4.               Form and Transferability of Receipts..........................................5
         Section 2.5.               Delivery of Receipts..........................................................7
         Section 2.6.               Registration; Registration of Transfer; Combination and
                                    Split-up of Certificates......................................................7
         Section 2.7.               Surrender of Receipts and Withdrawal of Underlying
                                    Securities....................................................................7
         Section 2.8.               Limitations on De1ivery, Registration of Transfer and
                                    Surrender of Receipts.........................................................8
         Section 2.9.               Lost Certificates, Etc........................................................9
         Section 2.10.              Cancellation and Destruction of Surrendered Certificates......................9
         Section 2.11.              Reconstitution Events.........................................................9

                                    ARTICLE 3
                    CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

         Section 3.1.               Filing Proofs, Certificates and Other Information............................10
         Section 3.2.               Liability of Owner for Taxes and Other Charges...............................10
         Section 3.3.               Warranties on Deposit of Shares..............................................10

                                    ARTICLE 4
                            THE UNDERLYING SECURITIES

         Section 4.1.               Cash Distributions...........................................................11
         Section 4.2.               Distributions Other Than Cash or Securities..................................11
         Section 4.3.               Distributions in Securities..................................................12
         Section 4.4.               Rights Offerings.............................................................12
         Section 4.5.               Fixing of Record Date........................................................12
         Section 4.6.               Reports......................................................................13
         Section 4.7.               Voting Instructions for Underlying Securities................................13
         Section 4.8.               Changes Affecting Underlying Securities......................................13
         Section 4.9.               Withholding..................................................................13
         Section 4.10.              Limitation on Distributions..................................................14

                                    ARTICLE 5
                      THE TRUSTEE AND THE INITIAL DEPOSITOR

         Section 5.1.               Maintenance of Office and Transfer Books by the Trustee......................14
         Section 5.2.               Prevention or Delay in Performance by the Initial Depositor
                                    or the Trustee...............................................................14
         Section 5.3.               Obligations of the Initial Depositor and the Trustee.........................15
         Section 5.4.               Resignation or Removal of the Trustee; Appointment of
                                    Successor Trustee............................................................17
         Section 5.5.               Indemnification..............................................................17
         Section 5.6.               Charges of Trustee...........................................................19
         Section 5.7.               Retention of Trust Documents.................................................19
         Section 5.8.               Federal Securities Law and Other Regulatory Filings..........................19
         Section 5.9.               Prospectus Delivery..........................................................20

                                    ARTICLE 6
                            AMENDMENT AND TERMINATION

         Section 6.1.               Amendment....................................................................20
         Section 6.2.               Termination and Early Termination............................................20

                                    ARTICLE 7
                                  MISCELLANEOUS

         Section 7.1.               Counterparts.................................................................22
         Section 7.2.               Third-Party Beneficiaries....................................................22
         Section 7.3.               Severability.................................................................22
         Section 7.4.               Owners and Beneficial Owners as Parties; Binding Effect......................22
         Section 7.5.               Notices......................................................................22
         Section 7.6.               Governing Law................................................................23

                                    EXHIBIT A

FORM OF DEPOSITARY TRUST AGREEMENT.................................................A-1

                                    EXHIBIT B

FORM OF CERTIFICATE EVIDENCING RECEIPTS............................................B-1

                  STANDARD TERM FOR DEPOSITARY TRUST AGREEMENTS agreed to as of January [ ], 2001 (these "Standard Terms"), between EPOCH SECURITIES, INC., a Delaware corporation (the "Initial Depositor") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, from time to time, the Initial Depositor and the Trustee may enter into one or more depositary trust agreements providing for the deposit with the Trustee of specified Securities (as hereinafter defined), the creation of Depositary Trust Receipts representing the Securities so deposited and the execution and delivery of certificates evidencing the Depositary Trust Receipts; and

                  WHEREAS, the Initial Depositor and the Trustee wish to establish the general terms and/or conditions of such depositary trust agreements and the form of the certificates evidencing Depositary Trust Receipts;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in these Standard Terms, the parties hereby agree as follows:

                                   ARTICLE 1

                           DEFINITIONS AND ASSUMPTIONS

                  Section 1.1. Definitions. Except as otherwise specified in these Standard Terms or in the applicable Depositary Trust Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of these Standard Terms and the applicable Depositary Trust Agreement.

                  "Additional Securities" means any securities which are issued to the holders of the Underlying Securities as a dividend, distribution or in exchange for Securities, unless such securities (1) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or (2) have a Standard & Poor's Corporation Sector Classification that is different from any Underlying Security in the respective Trust at the time of the dividend, distribution or exchange.

                   "Beneficial Owner" means any Person owning a beneficial interest in any Receipt.

                  "Closing Date" means the day on which the initial deposit of Securities is to be made, which date may be specified in the applicable Depositary Trust Agreement.

                  "Commission" means the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

                  "Deliver" means (a) when used with respect to Securities, either (i) one or more book-entry transfers of such Securities to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the case of Securities for which DTC book-entry settlement is not available, the delivery of certificates evidencing such Securities to the Person entitled to such delivery, duly endorsed for transfer or accompanied by proper instruments of transfer and (b) when used with respect to Receipts, either (i) one or more book-entry transfers of Receipts to an account at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the event DTC ceases to make its book-entry settlement system available for the Receipts, execution and delivery at the office of the Trustee of one or more certificates evidencing such Receipts.

                  "Depositary Trust Agreement" means, as provided in Section 2.1, a depositary trust agreement entered into by the Initial Depositor and the Trustee pursuant to these Standard Terms which incorporates by reference these Standard Terms.

                  "Depositor" means any Person who is an accountholder at DTC and who deposits Securities into the Trust, either for its own account or on behalf of another Person who is the owner or beneficial owner of such Securities, or any person who is not an accountholder at DTC but who has arranged for the deposit of Securities with the Trust through DTC in a manner satisfactory to the Trustee.

                  "Depositor Order" means a written order or request signed in the name of the Initial Depositor or any other Depositor, as applicable.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Extraordinary Trust Expenses" means third party fees and other direct out of pocket expenses reasonably incurred by the Trustee on behalf of the Trust (i) including, without limitation, such expenses incurred in connection with legal, tax, or accounting advice relating to matters arising hereunder, the preparation and filing of any governmental or regulatory reports or tax documents on behalf of the Trust, and any expenses incurred in protecting or defending any action against the Trust, but (ii) excluding Trust Expenses.

                  "Initial Depositor" means Epoch Securities, Inc., a Delaware corporation, or its successor.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Issuance Denomination" is defined in Section 2.4(a), subject to increase as provided in Sections 4.3 and 4.8.

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotations system.

                  "Owner" means the Person in whose name a Receipt is registered in the books of the Trustee maintained for that purpose.

                  "Person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint stock company, trust (including any trust beneficiary), unincorporated organization or government or any agency or political subdivision thereof.

                  "Receipt" means a depositary trust receipt which is issued under the Depositary Trust Agreement and which represents the owner's right to receive the Underlying Securities which must be deposited into the Trust for issuance of a Receipt plus any other Underlying Securities received by the Trustee with respect to such Underlying Securities and held by the Trustee under the Depositary Trust Agreement at such time. The Trustee shall only accept for deposit whole Securities and shall not issue Receipts except to the extent such Receipts represent, in the aggregate, whole Underlying Securities.

                  "Registrar" means any bank or trust company, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

                  "Restricted Securities" means Securities, or Receipts representing such Securities, which are acquired directly or indirectly from the issuer or its affiliates (as defined in Rule 144 under the Securities Act) in a transaction or chain of transactions not involving any public offering, or which are held by an officer or director (or person performing similar functions) or other affiliate of the issuer, or which would require registration under the Securities Act in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the federal securities laws of the United States, a shareholder agreement or the corporate documents of the issuer.

                  "Round Lot" means 100 Receipts.

                  "Securities" means any shares of a class of securities and Additional Securities which must be deposited for issuance of Receipts.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Issuer" means, as of any time, the issuer of a class of Securities.

                  "Securities Registrar" means the entity that presently carries out the duties of registrar for any Securities or any successor as registrar for any Securities and any other appointed agent of a Securities Issuer for the transfer and registration of Securities.

                  "Standard & Poor's Corporation Sector Classification" means the sector classification given to each class of publicly traded securities of a company, from time to time, by Standard & Poor's Corporation.

                  "Surrender" means, when used with respect to Receipts, (a) one or more book-entry transfers of Receipts to the DTC account of the Trustee or
(b) surrender to the Trustee at its office of one or more certificates evidencing such Receipts, in each case in a Round Lot or an integral multiple thereof.

                  "Trust" means the trust entity created by the Depositary Trust Agreement.

                  "Trust Expenses" means the customary and ordinary expenses incurred by the Trustee on behalf of the Trust, including direct out of pocket expenses incurred in connection therewith.

                  "Trustee" means Investors Bank & Trust Company, a Massachusetts trust company, in its capacity as Trustee under the Depositary Trust Agreement, or any successor as Trustee thereunder.

                  "Underlying Securities" means, as of any time, Securities of each of the classes and in the quantities required by the Depositary Trust Agreement to be deposited in the Trust for the issuance of Receipts and which are at such time deposited under the applicable Depositary Trust Agreement and any other securities, property or cash received by the Trustee in respect thereof and at such time held hereunder.

                  "Underwriters" means the entities identified in the prospectus relating to the Receipts.

                  Section 1.2. Rules of Construction. Unless the context otherwise requires:


                  (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                  (ii) "or" is not exclusive;

                  (iii) the words "herein", "hereof", "hereunder" and other words of similar import refer to these Standard Terms or the Depositary Trust Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) "including" means including without limitation; and

                  (v) words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE 2

               FORM OF RECEIPTS, DEPOSIT OF SECURITIES, DELIVERY,
               REGISTRATION OF TRANSFER AND SURRENDER OF RECEIPTS

                  Section 2.1. Depositary Trust Agreements. Each Depositary Trust Agreement entered into between the Initial Depositor and the Trustee for the purposes set forth herein shall be in substantially the form of Exhibit A to these Standard Terms and shall provide that these Standard Terms shall be incorporated by reference into, and form a part of, such Depositary Trust Agreement.

                  Section 2.2. Creation and Declaration of Trusts; Deposit of Securities. (a) The Initial Depositor, concurrently with the execution and delivery of the Depositary Trust Agreement, does hereby agree to deposit or cause to be deposited with the Trustee under the

Depositary Trust Agreement all the right, title and interest of the Initial Depositor in, to and under Securities (including Securities not yet delivered but subject to a binding delivery obligation at an agreed price in accordance with normal settlement procedures and subject to the delivery of cash sufficient for the payment thereof from the Initial Depositor), of each of the classes and in the quantities necessary to create Receipts in accordance with Section 2 of the Depositary Trust Agreement in effect at the time of deposit. Unless otherwise specified in the Depositary Trust Agreement, such deposit shall include all cash dividends and distributions in respect of such Securities payable to the Trustee, as holder, on a record date occurring on or after the date of the related deposit.

                  (b) From time to time after the date of the Depositary Trust Agreement and subject to the provisions of Section 2.8(b)(iv), a Depositor may deposit with the Trustee, during the Trustee's regular business hours, in the manner specified in Section 2.2(a), Securities, of each of the classes and in the quantities necessary to create Receipts in accordance with Section 2 of the Depositary Trust Agreement in effect at the time of deposit by Delivery of such Securities to the Trustee.

                  (c) The Trustee shall only accept for deposit whole Securities and shall not issue Receipts except to the extent such Receipts represent, in the aggregate, whole Underlying Securities.

                  (d) The Trust shall not engage in any business or activities other than those required or authorized by these Standard Terms or incidental and necessary to carry out the duties and responsibilities set forth in the Depositary Trust Agreement, including, among other things, agreeing to and acknowledging the terms of a subrogation agreement. Other than issuance of the Receipts, the Trust shall not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed or invest any cash proceeds in any instruments except for the Securities.

                  (e) Anything herein to the contrary notwithstanding, the Trustee does not assume any of the duties, responsibilities, obligations or liabilities of the Initial Depositor or any other Depositor in respect of the Underlying Securities.

                  (f) Underlying Securities shall be held by the Trustee at such place and in such manner as the Trustee shall determine.

                  Section 2.3. Acceptance by Trustee. The Trustee will hold the Underlying Securities for the benefit of the Owners for the purposes, and subject to and limited by the terms and conditions, set forth in these Standard Terms and the applicable Depositary Trust Agreement.

                  Section 2.4. Form and Transferability of Receipts. (a) The certificates evidencing Receipts shall be substantially in the form set forth in Exhibit B annexed to these Standard Terms, with appropriate insertions, modifications and omissions, as hereinafter provided or as may be provided in the Depositary Trust Agreement. The Issuance Denominations of a certificate shall be any integral multiple of a Round Lot of Receipts, subject to increase or decrease as provided in Sections 4.3 and 4.8. No Receipt shall be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose unless a certificate evidencing such Receipt shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Trustee shall maintain books on which the registered ownership of each Receipt and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Trustee and Registrar, if applicable, who was at the time such certificates were executed a proper signatory of the Trustee or Registrar, if applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such certificates.

                  (b) The certificates evidencing Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of the Depositary Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Underlying Securities or otherwise.

                  (c) The Initial Depositor and the Trustee will apply to DTC for acceptance of the Receipts in its book-entry settlement system. Receipts deposited with DTC shall be represented by one or more global certificates which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (d) So long as the Receipts are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding anything to the contrary in the Depositary Trust Agreement, all Receipts shall be evidenced by one or more global certificates registered in the name of a nominee of DTC and no person acquiring beneficial ownership of such Receipts shall receive or be entitled to receive physical delivery of Receipts. Ownership of beneficial interests in Receipts evidenced by such global certificate or certificates shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or (ii) institutions that have accounts with DTC.

                  (e) If, at any time when Receipts are evidenced by a global certificate, DTC ceases to make its book-entry settlement system available for such Receipts, the Trustee shall issue separate certificates evidencing Receipts to the DTC book-entry settlement system participants entitled thereto, with such additions, deletions and modifications to the Depositary Trust Agreement and to the form of certificate evidencing Receipts as the Initial Depositor and the Trustee may, from time to time, agree, and such participants shall be charged the costs of printing, preparation, Delivery and shipping of any such certificates.

                  (f) Title to a certificate evidencing Receipts (and to the Receipts evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the Owner of Receipts as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary Trust Agreement and for all other purposes.

                  Section 2.5. Delivery of Receipts. Upon receipt by the Trustee of any deposit pursuant to Section 2.2, together with a Depositor Order and the other documents required as above specified, if any, the Trustee, subject to the terms and conditions of the applicable Depositary Trust Agreement, shall use its best efforts to Deliver (i) to Depositors, on or before the immediately succeeding business day or (ii) to the Initial Depositor not later than 12:30 p.m., Eastern Standard Time, on the day the Securities are so deposited, provided the Trustee is able to confirm receipt of all the Securities so deposited or collateral delivered in the place thereof, to or upon the written order of the Depositor, the number of Receipts issuable in respect of such deposit, provided such number is an integral multiple of an Issuance Denomination, but only upon payment to the Trustee of the fees and expenses of the Trustee as provided in Section 5.6 and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Underlying Securities.

                  Section 2.6. Registration; Registration of Transfer; Combination and Split-up of Certificates. (a) The Trustee shall keep or cause to be kept a register of Owners of Receipts and shall provide for the registration of Receipts and the registration of transfers and exchanges of Receipts.

                  (b) The Trustee, subject to the terms and conditions of these Standard Terms and the applicable Depositary Trust Agreement, shall register transfers of ownership of Receipts on its transfer books from time to time, upon any Surrender of a certificate evidencing such Receipts in any integral multiple of a Round Lot, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America, and the payment of any sums payable for taxes and governmental charges. Thereupon the Trustee shall execute a new certificate or certificates evidencing such Receipts in any integral multiple of a

Round Lot requested, and deliver the same to or upon the order of the Person entitled thereto in accordance with Section 2.4(e).

                  (c) The Trustee, subject to the terms and conditions of these Standard Terms and the applicable Depositary Trust Agreement, shall, upon Surrender of a certificate evidencing Receipts for the purposes of effecting a split-up or combination of such certificate or certificates, and payment of reasonable charges for registering and shipping certificates, execute and deliver one or more new certificate or certificates evidencing such Receipts in any integral multiple of a Round Lot requested.

                  (d) The Trustee may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or Persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Trustee.

                  Section 2.7. Surrender of Receipts and Withdrawal of Underlying Securities. (a) Upon Surrender at the office of the Trustee during the Trustee's regular business hours of a Round Lot of Receipts or integral multiple thereof for the purpose of withdrawal of the Underlying Securities represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Receipts as provided in Section 5.6 and payment of all taxes and charges payable in connection with such Surrender and withdrawal of the Underlying Securities, and subject to the terms and conditions of the applicable Depositary Trust Agreement, including, without limitation, Section 4.10, the Owner of such Receipts shall be entitled to Delivery of the amount of Underlying Securities at the time represented by such Receipts. Delivery of such Underlying Securities may be made by (i) Delivery of Securities to such Owner or as ordered by such Owner and (ii) any available form of delivery of any other securities, property and cash to which such Owner is then entitled to such Owner or as ordered by such Owner. The Trustee shall make such delivery as promptly as practicable.

                  (b) A certificate evidencing Receipts Surrendered for such purposes may be required by the Trustee to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Trustee so requires, the Owner thereof shall execute and deliver to the Trustee a written order directing the Trustee to cause the Underlying Securities being withdrawn to be delivered to or upon the written order of a Person or Persons designated in such order. Thereupon the Trustee shall Deliver through the facilities of DTC or, if applicable, at its office, subject to Sections 2.8, 3.1, 3.2 and 4.10 and to the other terms and conditions of the Depositary Trust Agreement, to or upon the written order of the Person or Persons designated in the order delivered to the Trustee as above provided, the amount of Underlying Securities represented by such Receipts.

                  Section 2.8. Limitations on De1ivery, Registration of Transfer and Surrender of Receipts. (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender (including, for the avoidance of doubt, any Surrender in connection with an exchange) of any Receipt or withdrawal of any Underlying Securities, the Trustee or Registrar may require payment from the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Depositary Trust Agreement, including, without limitation, this Section 2.8.

                  (b) The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts for the purpose of withdrawal of Underlying Securities may be suspended, generally or in particular instances, during any period when (i) the transfer books of the Trustee are closed, (ii) the transfer books of a Securities Issuer are closed,
(iii) transfers through DTC are unavailable, or (iv) if any such action is deemed necessary or advisable by the Trustee at any time or from time to time, subject to the provisions of the following sentence. Notwithstanding any other provision of any applicable Depositary Trust Agreement or the Receipts, the Surrender of Receipts and withdrawal of Underlying Securities may not be suspended except as set forth in the previous sentence and for (i) temporary delays caused by closing the transfer books of the Trustee or a Securities Issuer, (ii) the payment of fees, taxes and applicable charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Underlying Securities. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Depositary Trust Agreement any Securities required to be registered under the provisions of the Securities Act, for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Securities for such offer and sale.

                  Section 2.9. Lost Certificates, Etc. In case any certificate evidencing Receipts shall be mutilated, destroyed, lost or stolen, the Trustee shall execute and deliver a new certificate of like tenor in exchange and substitution for such mutilated certificate upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen certificate. Before the Trustee shall execute and deliver a new certificate in substitution for a destroyed, lost or stolen certificate, the Owner thereof shall have (a) filed with the Trustee (i) a request for such execution and delivery before the Trustee has noticed that the Receipts have been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Trustee.

                  Section 2.10. Cancellation and Destruction of Surrendered Certificates. All certificates evidencing Receipts Surrendered to the Trustee shall be canceled by the Trustee. The Trustee is authorized to destroy certificates so canceled.

                  Section 2.11. Reconstitution Events. (a) If any class of Securities ceases to be outstanding as a result of a merger, consolidation, corporate combination or other event, and, as a result, securities which are not Underlying Securities or Additional Securities are received by the Trustee, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute any such securities which shall be received by the Trustee to the Owners in proportion to their ownership of Receipts. Effective on the date that such Securities cease to be outstanding, such class of Securities shall cease to be either Securities or Underlying Securities.

                  (b) If any class of Securities is delisted from trading on its primary exchange or market and is not listed for trading on another national securities exchange or through NASDAQ within five business days from the date of such delisting, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute the Underlying Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be a part of the securities which must be deposited for issuance of Receipts.

                  (c) In the event that any Securities Issuer no longer has a class of common stock registered under section 12 of the Exchange Act, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

                  (d) If the Commission determines that a Securities Issuer is an investment company under the Investment Company Act, and the Trustee has actual knowledge of such Commission determination, then the Trustee shall, to the extent lawful and feasible and subject to Section 4.10, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

                                   ARTICLE 3

                    CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS

                  Section 3.1. Filing Proofs, Certificates and Other Information. Any Person presenting Securities for deposit or any Owner of Receipts may be required from time to time to file with the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer or Securities Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee may withhold the Delivery or registration of transfer of any Receipts or the delivery of any Underlying Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

                  Section 3.2. Liability of Owner for Taxes and Other Charges. If any tax or other charge shall become payable with respect to any Receipts or any Underlying Securities represented thereby, such tax or other charge shall be payable by the Owner of such Receipts to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Receipts or any withdrawal of Underlying Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof Underlying Securities constituting any multiples of the securities which must be deposited for issuance of Receipts, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other charge (including any charge or fee payable hereunder to the Trustee) and the Owner of such Receipt shall remain liable for any deficiency.

                  Section 3.3. Warranties on Deposit of Shares. Every Person depositing Securities under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Securities and each certificate therefor are validly issued and fully paid, that the person making such deposit is duly authorized to do so and that at the time of delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Depositary Trust Agreement). Every such person shall also be deemed to represent that such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Securities, issuance of Receipts or termination of the Depositary Trust Agreement. In the event that the Trustee, in its sole discretion, determines that any of such representations and warranties were materially inaccurate at the time deemed to be given and that such inaccuracy has or may adversely affect other Beneficial Owners in any material respect, the related deposit of Securities shall be null and void and, to the extent lawful and feasible, the Trustee shall cause the related Securities (and any securities or financial instruments resulting therefrom subsequent to the date of deposit and not previously distributed) to be redelivered, if lawful and feasible, to such person or related successors in interest. Notwithstanding anything herein to the contrary, if for any reason any liens, pledges, encumbrances, rights, charges or claims shall be made on such Securities by a party claiming through such Depositor, or if such Securities are Restricted Securities, the Trustee may take such action or refrain from taking any action as it shall determine in its sole discretion is in the best interests of the holders of the Receipts and related expenses may be treated as Extraordinary Expenses.

                                   ARTICLE 4

                            THE UNDERLYING SECURITIES

                  Section 4.1. Cash Distributions. Whenever the Trustee shall receive any cash dividend or other cash distribution on any Underlying Securities, the Trustee shall distribute the amount thus received (net of the fees of the Trustee as provided in Section 5.6, if applicable) to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the respective Securities Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owners shall be reduced accordingly. The Trustee shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto. Any amounts earned by the Trustee in connection with any undistributed cash resulting from such down-rounding shall be treated as a cash distribution in connection with payment of custodial fees and handling fees payable to the Trustee pursuant to Section 5.6(a).

                  Section 4.2. Distributions Other Than Cash or Securities. Subject to the provisions of Sections 4.8, 5.2 and 5.6, whenever the Trustee shall receive any distribution other than (i) a distribution described in Sections 4.1, 4.3 or 4.4 or (ii) any distribution which would otherwise be distributed hereunder except that the Trustee deems such distribution not to be lawful and feasible, the Trustee shall, subject to Section 4.10, cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of Receipts held by them respectively, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Trustee as provided in Section 5.6) shall be distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash.

                  Section 4.3. Distributions in Securities. If any distribution by a Securities Issuer consists of a dividend in, or free distribution of Securities or Additional Securities, the Trustee shall, to the extent lawful and feasible, retain such Securities or Additional Securities under the Depositary Trust Agreement, and, in such case, (i) the amount of such Securities or Additional Securities so retained in respect of each Receipt shall be added to the classes and quantities of securities which must be deposited for issuance of one Receipt and (ii) the number of Receipts in an Issuance Denomination may be increased or decreased by the Trustee to the lowest multiple of 100 Receipts such that no fractional shares are thereby represented in such Issuance Denomination.

                  Section 4.4. Rights Offerings. (a) Subject to the provisions of Section 5.2, if a Securities Issuer offers or causes to be offered to the holders of any Underlying Securities any rights to subscribe for additional Securities or other securities, the Trustee shall distribute such rights to Owners unless prohibited by law. If such distribution is prohibited, the Trustee shall use its best efforts to sell such subscription rights and distribute the proceeds thereof to the extent they exceed applicable Trustee's fees. If the Trustee is prohibited by law from distributing such rights to any Owners or is unable to sell such rights and distribute the net proceeds to Owners, then the Trustee shall allow the rights to lapse in accordance with Section 5.2.

                  (b) The Trustee shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

                  Section 4.5. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Trustee receives notice of any meeting of or solicitation of proxies from holders of any Underlying Securities, or whenever a fee shall be charged by the Trustee under Section 5.6(a)(3), or whenever for any reason there is a reconstitution or other event under the Depositary Trust Agreement that causes a change in the composition of the Securities which must be deposited for issuance of Receipts, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend or distribution or the net proceeds of the sale thereof,
(ii) entitled to give instructions to the Trustee for the exercise of voting rights at any such meeting or solicitation or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of Securities. In the case of subsections (a)(i) and (a)(ii) of this Section 4.5, the Trustee shall use its reasonable efforts to ensure that, to the extent practicable, the record date set hereunder will be the same as the record date set by the Securities Issuer. Subject to the terms and conditions of the Depositary Trust Agreement and
Section 5.6(a) hereof, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Trustee with respect to such dividend or other distribution or the net proceeds of sale thereof, or to give voting instructions, or to act in respect of any other such matter, or shall be obligated to pay such fee.

                  Section 4.6. Reports. The Trustee or its appointed agent shall to the extent lawful, forward to Owners any reports and communications, including any proxy statement or other soliciting material, received from a Securities Issuer which are received by the Trustee as the holder of the Underlying Securities or its appointed agent, unless such reports and communications have been forwarded directly to Owners by such Securities Issuer or its appointed agent.

                  Section 4.7. Voting Instructions for Underlying Securities. Upon receipt by the Trustee or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Underlying Securities, the Trustee or its appointed agent shall, to the extent lawful, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Trustee, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the corporate documents of the Securities Issuer, to instruct the Trustee as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Underlying Securities represented by their respective Receipts, and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Trustee for such purpose, the Trustee shall endeavor, insofar as practicable, to vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Underlying Securities represented by such Receipt in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Underlying Securities other than in accordance with such instructions.

                  Section 4.8. Changes Affecting Underlying Securities. (a) In circumstances where the provisions of Sections 2.11, 4.2 and 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Underlying Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any Underlying Security, regardless of whether the Securities Issuer survives, the Trustee shall, to the extent lawful and feasible, retain any Securities or Additional Securities under the Depositary Trust Agreement, and, in such case, (i) the amount of such Securities or Additional Securities so retained in respect of each Receipt shall be added to the classes and quantities of securities which must be deposited for issuance of one Receipt and (ii) the number of Receipts in an Issuance Denomination may be increased or decreased by the Trustee to the lowest multiple of 100 Receipts such that no fractional shares are thereby represented in such Issuance Denomination.

                  (b) Securities of any class which are surrendered by the Trustee in connection with any such conversion or exchange shall, effective on the date of such surrender, no longer be part of the securities which must be deposited for issuance of Receipts. In any such case, or in the case of an event to which Section 2.11 applies, the Trustee may call for the Surrender of outstanding certificates evidencing Receipts to be exchanged for new certificates specifically describing any applicable change in the classes and quantities of securities which must be deposited for issuance of Receipts.

                  Section 4.9. Withholding. In the event that the Trustee determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge which the Trustee is obligated to withhold, notwithstanding anything to the contrary in these Standard Terms or the Applicable Depositary Trust Agreement, the Trustee may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

                  Section 4.10. Limitation on Distributions. Notwithstanding any provision of the Depositary Trust Agreement which requires or permits the Trustee to distribute or Deliver any securities to Owners, the Trustee shall not distribute to any Owner any fraction of a share. Instead, the Trustee shall, to the extent lawful, sell the aggregate of such fractions and distribute the net proceeds to the Owners entitled thereto as in the case of a distribution received in cash. In connection with any such sale, the Trustee shall take reasonable steps to obtain best execution and, in connection therewith, in its sole discretion, shall select brokers to effect such sale (which may include affiliates of the Trustee, the Initial Depositor or any other Depositor) in a manner intended to effect the best execution in connection therewith. Any such distribution of cash related to the sale of such fraction shall be treated as a cash distribution hereunder in connection with the determination of custodial fees and handling fees payable to the Trustee pursuant to Section 5.6(a).

                                   ARTICLE 5

                      THE TRUSTEE AND THE INITIAL DEPOSITOR

                  Section 5.1. Maintenance of Office and Transfer Books by the Trustee. (a) Until termination of this Depositary Trust Agreement in accordance with its terms, and if required by the listing requirements of any exchange in the United States on which the Receipts are traded, the Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Receipts in accordance with the provisions of these Standard Terms and the applicable Depositary Trust Agreement.

                  (b) The Trustee shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners.

                  (c) The Trustee may close the transfer books at any time or from time to time.

                  (d) If any Receipts evidenced thereby are listed on one or more stock exchanges in the United States, the Trustee shall act as Registrar or appoint a registrar or one or more co-registrars for registry of such receipts in accordance with any requirements of such exchange or exchanges.

                  Section 5.2. Prevention or Delay in Performance by the Initial Depositor or the Trustee. Neither the Initial Depositor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the corporate documents of any Securities Issuer, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of these Standard Terms or the applicable Depositary Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of these Standard Terms or the applicable Depositary Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in these Standard Terms or the applicable Depositary Trust Agreement or for any action or inaction taken or omitted in good faith and without negligence hereunder. Where, by the terms of an offering or distribution to which Section 2.11, 4.2 or 4.4 applies, or for any other reason, it is not lawful and feasible to make such distribution or offering available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse.

                  Section 5.3. Obligations of the Initial Depositor and the Trustee. (a) Neither the Initial Depositor nor the Trustee assumes any obligation nor shall they be subject to any liability under these Standard Terms or the applicable Depositary Trust Agreement to any Owner or Beneficial Owner of any Receipt (including, without limitation, liability with respect to the validity or worth of the Underlying Securities), except that each agrees to perform its respective obligations specifically set forth in these Standard Terms and the applicable Depositary Trust Agreement without negligence or bad faith. In performing its obligations set forth in these Standard Terms and the applicable Depositary Trust Agreement, the Trustee may consult with the Initial Depositor, in its sole discretion, from time to time in its determination of various matters hereunder and thereunder.

                  (b) Neither the Initial Depositor nor the Trustee shall be under any obligation to prosecute or defend any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts or the rights of the beneficial owners of the Receipts. Notwithstanding the foregoing, the Trustee may, in its discretion, undertake such action as it may deem necessary at any time to protect the Trust and the rights of the beneficial owners of the

Receipts, provided however that any expense or liability and any pecuniary cost of the Trustee reasonably incurred in connection therewith shall be an Extraordinary Trust Expense hereunder.

                  (c) The Trustee and the Initial Depositor may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such parties have been selected with reasonable care and neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Securities for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, whether any taxes or other charges are due on, or whether there are any legal restrictions on the delivery or transfer of any Securities or Receipts, or whether any Securities are Restricted Securities.

                  (d) The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee.

                  (e) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document whether or not of the same kind, prima facie properly executed, or for the disposition of moneys or Securities pursuant to these Standard Terms, provided that the Trustee has acted without negligence or bad faith. The Trustee may construe any of the provisions of these Standard Terms or any Depositary Trust Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof or thereof, and any construction of any such provision by the Trustee in good faith shall be binding upon the parties hereto and thereto.

                  (f) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of the trust created by any Depositary Trust Agreement, the validity or sufficiency of these Standard Terms or any Depositary Trust Agreement or for the due execution hereof and thereof by the Initial Depositor or for the form, character, genuineness, sufficiency, value or validity of any Securities or for or in respect of the validity or sufficiency of the Certificates (except for the due execution thereof by the Trustee).

                  (g) The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Underlying Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith.

                  (h) Except as specifically provided in Section 4.6, the Trustee shall have no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer.

                  (i) The Trustee shall have no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in these Standard Terms or any applicable Depositary Trust Agreement.

                  (j) The Trustee shall be a fiduciary under these Standard Terms and the applicable Depositary Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, these Standard Terms and the applicable Depositary Trust Agreement.

                  (k) For the purposes of these Standard Terms, actual knowledge or knowledge of the Trustee shall mean actual knowledge of an officer in the corporate action department of the Trustee, and actual knowledge or knowledge of the Initial Depositor shall mean actual knowledge of an officer of the Initial Depositor responsible for matters regarding the Trust.

                  (l) The Trustee shall, provide, in writing, to the Initial Depositor each fee paid to the Trustee pursuant to Sections 5.6(a)(3) and 5.6(a)(4) not later than [ ] of each year and acknowledges that the Initial Depositor intends to disclose such information on the Internet at www.epochnets.com on a quarterly basis.

                  Section 5.4. Resignation or Removal of the Trustee; Appointment of Successor Trustee. (a) The Trustee may at any time resign as Trustee hereunder by written notice of its election so to do, delivered to the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment as hereinafter provided.

                  (b) If at any time the Trustee is in material breach of its obligations under the Depositary Trust Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Initial Depositor or Owners of 25% or more of the outstanding Receipts specifying such default and requiring the Trustee to cure such default, the Initial Depositor, acting on behalf of the Owners, may remove the Trustee by written notice delivered to the Trustee in the manner provided in Section 7.5, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment as hereinafter provided.

                  (c) In case at any time the Trustee acting hereunder shall resign or be removed, the Initial Depositor, acting on behalf of the Owners, shall use its reasonable efforts to appoint a successor Trustee. Every successor Trustee shall execute and deliver to its predecessor and to the Initial Depositor, acting on behalf of the Owners, an instrument in writing accepting its appointment hereunder, and thereupon such successor Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Initial Depositor, acting on behalf of the Owners, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Underlying Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. The Initial Depositor or any such successor Trustee shall promptly mail notice of the appointment of such successor Trustee to the Owners.

                  (d) If the Trustee merges, consolidates or converts into, or transfers all or substantially all of its trust servicing business to another corporation, such corporation shall be the successor of such Trustee without the execution or filing of any document or any further act.

                  Section 5.5. Indemnification. (a) The Initial Depositor shall indemnify the Trustee, its directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including, but not limited to, the fees and expenses of counsel) (collectively "Indemnified Amounts") which is suffered or incurred by any of them and which arises out of acceptance of this Trust or acting as Trustee hereunder or any acts performed or omitted pursuant to the provisions of these Standard Terms or any Depositary Trust Agreement, as the same may be amended, modified or supplemented from time to time, or any filings with or submissions to the Commission in connection with or with respect to such Receipts (which by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the Commission or any periodic reports or updates that may be filed under the Exchange Act, or any failure to make any filings or submissions to the Commission which are required to be made in connection with or with respect to such Receipts), except that the Initial Depositor shall not have any obligations under this Section 5.5(a) to pay Indemnified Amounts incurred as a result of and attributable to (i) the negligence or bad faith of the Trustee in carrying out its duties hereunder, or material breach of the terms of this Agreement by, the Trustee, except that any action or omission of the Trustee under these Standard Terms or any Depository Trust Agreement which infringes, violates or breaches or damages or injures any rights or interests of a third party, shall not be deemed to be negligent or in bad faith unless such action or omission is a material breach of these Standard Terms or any Depository Trust Agreement, (ii) written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts and other written information provided by the Trustee specifically for inclusion in reports filed on behalf of the Trust under the Exchange Act or (iii) any misrepresentations or omissions made by a Depositor (other than Initial Depositor) in connection with such Depositor's offer and sale of Receipts.

                  (b) The Trustee shall indemnify the Initial Depositor, its directors, employees, agents and affiliates against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the negligence or bad faith of the Trustee in the performance of its duties hereunder or (ii) arising out of any written information regarding the name and address of the Trustee furnished in writing to the Initial Depositor (and not materially changed or altered) expressly for use in the registration statement filed with the Commission relating to the Receipts.

                  (c) If the indemnification provided for in this Section 5.5 is unavailable or insufficient to hold harmless the indemnified party under subsection (a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Initial Depositor on the one hand and the Trustee on the other hand from the offering of the Receipts which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Initial Depositor on the one hand and the Trustee on the other hand in connection with the action, statement or omission which resulted in such Indemnified Amount as well as any other relevant equitable considerations. The relative benefits received by the Initial Depositor on the one hand and the Trustee on the other shall be deemed to be in the same proportions as the total commissions from the offering of the Receipts which are the subject of the action (before deducting expenses) received by the Initial Depositor bear to the total fees received by the Trustee in connection with such Receipts. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Initial Depositor or the Trustee and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (c).

                  Section 5.6. Charges of Trustee. (a) The following charges shall be incurred by any party depositing or withdrawing Securities or by any party Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable: (1) taxes and charges and other fees payable in respect of the Underlying Securities assessed by third-party custodians, depositories, depositary banks or transfer agents in the ordinary course of their respective businesses, (2) a fee of $5 or less (as determined in the sole discretion of the Trustee) per 100 Receipts for the execution and Delivery of Receipts pursuant to
Section 2.5, and, in addition, for the Surrender of Receipts pursuant to Section 2.7, (3) a custodial fee which shall accrue on the first day of each calendar quarter at a rate of $.01 or less (as determined in the sole discretion of the Trustee) per Receipt per quarter for the custodial services under the Depositary Trust Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected at the Trustee's discretion by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that with respect to the aggregate fee accrued in any calendar year under this clause (3) with respect to each Receipt, no such fee shall accrue which exceeds the total cash dividends and other cash distributions the record date for which falls in such calendar year and payable with respect to such Receipt and the Trustee will waive any portion of the custodial fee that exceeds the total cash dividends and other cash distributions made during the current quarter, and (4) to the extent that there are funds available for distribution after the quarterly custodial fee is deducted pursuant to clause (3), a $.25 per 100 Receipts handling fee shall be incurred for each cash dividend or other cash distribution in respect of the Underlying Securities at such time that such distributions are made (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected by deducting such fee from the related cash dividends or other cash distributions when made after the quarterly custodial fee is deducted); provided, however, that if the related cash dividend or cash distribution does not fully pay the related handling fee, the Trustee will waive any remaining portion of the handling fee. The fees payable pursuant to this Section 5.6(a) shall be deemed to be full reimbursement to the Trustee for all Trust Expenses.

                  (b) Extraordinary Trust Expenses shall be payable by the Initial Depositor upon receipt of a detailed written invoice therefor from the Trustee provided that the Trustee shall use its best efforts to provide the Initial Depositor with written notice prior to any Extraordinary

Trust Expense to be incurred in excess of $1,000 and, provided further, that in no event shall Extraordinary Trust Expenses be incurred in an amount in excess of $50,000 in the aggregate without the express written consent of the Initial Depositor.

                  Section 5.7. Retention of Trust Documents. The Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of the Depositary Trust Agreement at the times permitted by the laws or regulations governing the Trustee.

                  Section 5.8. Federal Securities Law and Other Regulatory Filings. The Initial Depositor shall (i) prepare and file a registration statement with the Commission and take such action as is necessary from time to time to qualify the Receipts for offering and sale under the federal securities laws of the United States and any other state or other jurisdiction in which the Receipts are offered for sale, including the preparation and filing of amendments and supplements to such registration statement, (ii) promptly prepare and file any amendment and supplement to the registration statement or prospectus, as required by applicable law or regulation, and promptly deliver the same to the Trustee, (iii) promptly notify the Trustee of any order preventing or suspending the use of any prospectus, of any request for the amending or supplementing of the registration statement or prospectus or if any event or circumstance occurs to the knowledge of the Initial Depositor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) provide the Trustee from time to time with copies, including copies in electronic form or otherwise, of the prospectus, as amended and supplemented, in such quantities as the Trustee may reasonably request, (v) prepare and file any periodic reports or updates that may be required under the Exchange Act and provide copies to the Trustee of same, and (vi) prepare and file any listing application necessary to list the Receipts on a U.S. stock exchange, and prepare and file any additional forms or applications in connection with the continued listing of such Receipts, and (vii) if such Receipts are delisted from such stock exchange and the Trust is not terminated in accordance with Section 6.2 hereof, to promptly take all reasonable steps to list the Receipts on another U.S. stock exchange.

                  Section 5.9. Prospectus Delivery. The Trustee shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Receipts, a copy of the relevant prospectus, as amended and supplemented at such time, and delivered to the Trustee by the Initial Depositor, to each Person depositing Underlying Securities into the Trust for issuance of Receipts, provided, however, that the Initial Depositor shall use its best efforts to provide a means for delivery of the relevant prospectus through the Internet, including, but not limited to providing and maintaining a website on which is available for downloading the relevant prospectus and any supplements thereto as may be in effect from time to time, and provided further that the Initial Depositor shall use its best efforts to get the consent of each Depositor to such form of delivery as the same may be required, and for as long as such consent is required, under the federal securities laws of the United States as the same may be interpreted from time to time by the Commission.

                                   ARTICLE 6

                            AMENDMENT AND TERMINATION

                  Section 6.1. Amendment. The Trustee and the Initial Depositor may amend any provisions of the Depositary Trust Agreement without the consent of any Owner. Promptly after the execution of any amendment, the Trustee shall furnish written notification of any such amendment to any Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective until 30 days after notice of such amendment is given to the Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Depositary Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive therefor the Underlying Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

                  Section 6.2. Termination and Early Termination. (a) The Trust shall terminate on the termination date set forth in Section 3 of the Depositary Trust Agreement unless terminated earlier by the Trustee by mailing notice of such early termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for early termination (or upon such lesser notice as may be practicable in the event of an occurrence set forth in (i) or (iv) below) if any of the following occurs:

                           (i) The Trustee is notified that the Receipts are
                  delisted from a national securities exchange and are not approved for listing on another national securities exchange within 5 business days of their delisting;

                           (ii) Owners of more than 50% of the outstanding
                  Receipts notify the Trustee that they elect to terminate the Trust;

                           (iii) 60 days shall have expired after the Trustee
                  shall have delivered to the Initial Depositor and the Owners a written notice of its election to resign and a successor trustee shall not have been appointed and accepted its appointment as provided in Section 5.4; or

                           (iv) Less than nine Securities Issuers are
                  represented by the Receipts.

                  (b) On and after the date of termination, the Trustee shall deliver to each Owner of a Receipt, to him or upon his order, the amount of Underlying Securities evidenced by such Receipt and thereupon cancel such Receipt, provided, however, at the sole discretion of the Trustee, the Trustee may condition such delivery upon prior (i) Surrender of such Receipt at the office of the Trustee, (ii) payment of the fee of the Trustee for the Surrender of Receipts referred to in Section 2.7 and (iii) payment of any applicable taxes or charges, or the Trustee may deduct any fees, taxes or charges from any cash distribution with respect to the Receipts, or the Trustee may, in its sole discretion, collect any such fees, taxes or charges from the Owner at any time thereafter. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distribution to the Owners thereof, and shall not give any further notices or perform any further acts under these Standard Terms or the applicable Depositary Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Underlying Securities and hold the same uninvested and without liability for interest, shall sell rights as provided in these Standard Terms or the applicable Depositary Trust Agreement, and shall continue to deliver Underlying Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.6 for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). At any time after the expiration of one year following the date of termination, the Trustee may sell the Underlying Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been Surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under these Standard Terms with respect to the Receipts and the applicable Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the Surrender of Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.6, including any custody fees and handling fees which may accrue during the termination period, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or governmental charges). Upon the termination of the applicable Depositary Trust Agreement, the Initial Depositor shall be discharged from all obligations under such Depositary Trust Agreement except for its obligations to the Trustee under Sections 5.5 and 5.6(b).

                                    ARTICLE 7

                                  MISCELLANEOUS

                  Section 7.1. Counterparts. These Standard Terms and each Depositary Trust Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of these Standard Terms and the applicable Depositary Trust Agreement shall be filed with the Trustee and shall be open to inspection by any Owner of a Receipt during business hours.

                  Section 7.2. Third-Party Beneficiaries. These Standard Terms and each Depositary Trust Agreement are for the exclusive benefit of the respective parties hereto and thereto, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

                  Section 7.3. Severability. In case any one or more of the provisions contained in these Standard Terms or the applicable Depositary Trust Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 7.4. Owners and Beneficial Owners as Parties; Binding Effect. The Owners, Beneficial Owners and Depositors from time to time shall be parties to the applicable Depositary Trust Agreement and shall be bound by all of the terms and conditions hereof and thereof and of the Receipts by their acceptance of Receipts or any interest therein or by their depositing Securities, as the case may be.

                  Section 7.5. Notices. (a) Any and all notices to be given to the Initial Depositor shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Epoch Securities, Inc., 151 Union Street, IceHouse Two, San Francisco, CA 94111, Attention: Stanton Green, or any other place to which the Initial Depositor may have transferred its principal office with notice to the Trustee.

                  (b) Any and all notices to be given to the Trustee shall be deemed to have been duly given if personally delivered or sent by mail or cable; telex or facsimile transmission confirmed by letter, addressed to Steven Gallant, Director of Client Management, Investors Bank & Trust Company, Hancock Tower, 200 Clarendon Street, Boston, Massachusetts 02116, or any other place to which the Trustee may have transferred its office with notices to the Initial Depositor.

                  (c) Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books of the Trustee, or, if such Owner shall have filed with the Trustee a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

                  (d) Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Trustee may, however, act upon any cable, telex or facsimile transmission received by them, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

                  Section 7.6. Governing Law. This Depositary Trust Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

                  IN WITNESS WHEREOF, EPOCH SECURITIES, INC. and INVESTORS BANK & TRUST COMPANY have duly executed these Standard Terms as of the day and year first set forth above.

                                       EPOCH SECURITIES, INC.

                                       By:  ____________________________________
                                            Name:
                                            Title:



                                       INVESTORS BANK & TRUST COMPANY,
                                          as Trustee

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT A


                                 [NAME OF TRUST]


                      [FORM OF] DEPOSITARY TRUST AGREEMENT


                  DEPOSITARY TRUST AGREEMENT dated as of ___________________ (this "Depositary Trust Agreement", between EPOCH SECURITIES, INC., a Delaware corporation (the "Initial Depositor"), INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company, as trustee (the "Trustee"), and all Holders and Beneficial Owners (each as hereinafter defined) from time to time of Depositary Trust Receipts issued hereunder and all Depositors (as hereinafter defined) from time to time.

                  Section 1. Incorporation of Standard Terms. The Standard Terms for Depositary Trust Agreements agreed to as of ___________, 2001 (the "Standard Terms"), between the Initial Depositor and the Trustee are hereby incorporated by reference into and made a part of this Depositary Trust Agreement. If there is any conflict between the provisions of this Depositary Trust Agreement and the Standard Terms, the provisions of this Depositary Trust Agreement shall control.

                  Section 2. Securities to be Deposited. Initially, the securities which must be deposited for issuance of one Round Lot of Receipts and which shall be represented thereby shall be as follows:

                                                                                 Quantity which
                                                                               must be deposited
                      Issuer and Title of Security                         per Round Lot of Receipts
                      ----------------------------                         -------------------------
                     [Issuer and title of security]                                [Quantity]
                     [Issuer and title of security]                                [Quantity]

provided, however, that if an event to which Section 2.11 of the Standard Terms applies or an event described in Section 4.3 or 4.8 of the Standard Terms occurs, the definition of the securities that must be deposited for issuance of one Round Lot of Receipts shall be changed as provided in such Sections, if applicable.

                  Section 3. Creation and Declaration of Trust; Termination Date. The trust created hereby shall be known as [Name of Trust], for which the Trustee, or the Initial Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued. The termination date of the Trust is December 31, 2005, unless terminated earlier pursuant to the Standard Terms.

                  IN WITNESS WHEREOF, EPOCH SECURITIES, INC. and INVESTORS BANK & TRUST COMPANY have duly executed this agreement as of the day and year first set forth above. All Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein, and all Depositors shall become parties hereto upon depositing any Securities hereunder.

                                 EPOCH SECURITIES, INC.

                                 By: ________________________________________
                                     Name:
                                     Title:



                                 INVESTORS BANK & TRUST COMPANY,
                                   as Trustee

                                 By: ________________________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT B


                                [Form of Receipt]


THE RECEIPTS EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING SECURITIES (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE INITIAL DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE RECEIPTS NOR THE UNDERLYING SECURITIES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                            DEPOSITARY TRUST RECEIPTS
                                    ISSUED BY
                               XYZ NETS(SM) TRUST
                          REPRESENTING COMMON STOCK OF

                              [LIST COMPANIES HERE]

                   INVESTORS BANK & TRUST COMPANY, as Trustee


No.                                                                   CUSIP NO.

                  INVESTORS BANK & TRUST COMPANY, as Trustee (hereinafter called the "Trustee"), hereby certifies that CEDE & CO., as nominee of the Depository Trust Company, or registered assigns, IS THE OWNER OF * Depository Trust Receipts issued by XYZ NETS(SM) Trust, each representing the securities described in the within-mentioned Depositary Trust Agreement. At the date hereof, each Round Lot of Receipts represents the right to receive the following securities:

                                  Quantity
                                  Initially
                               Represented by
     Issuer and Title          Each Round Lot
       of Security               of Receipts
       -----------               -----------

which are deposited under the Depositary Trust Agreement referred to herein at the office of the Trustee. The specification of the securities represented by each Round Lot of Receipts is subject to change as provided in the Depositary Trust Agreement. The Trustee's office is located at Hancock Tower, 200 Clarendon Street, Boston, MA. 02116.


                         THE TRUSTEE'S OFFICE ADDRESS IS
             Hancock Tower, 200 Clarendon Street, Boston, MA. 02116


 -------------------

* That number of Receipts held at The Depository Trust Company at any given point in time.

(1)      THE DEPOSITARY TRUST AGREEMENT.

         This Receipt is issued upon the terms and conditions set forth in the Depositary Trust Agreement, dated as of _______, 2001 (the "Depositary Trust Agreement"), agreed to by and among the Initial Depositor, the Trustee, all Owners and Beneficial Owners from time to time of Receipts issued thereunder and all Depositors. By becoming an Owner or Beneficial Owner, or by depositing Securities, such Person agrees to become a party to the Depositary Trust Agreement and become bound by all the terms and conditions thereof. The Depositary Trust Agreement sets forth the rights of Owners and the rights and duties of the Trustee in respect of the Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Securities and held thereunder (such Securities, other securities, property, and cash are herein called "Underlying Securities"). Copies of the Depositary Trust Agreement are on file at the Trustee's office in Boston, MA.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Depositary Trust Agreement and are qualified by and subject to the detailed provisions of the Depositary Trust Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Depositary Trust Agreement.


(2)      SURRENDER OF RECEIPTS AND WITHDRAWAL OF SECURITIES.

         Upon Surrender at the office of the Trustee during the Trustee's regular business hours of a Round Lot of Receipts or integral multiples thereof for the purpose of withdrawal of the Underlying Securities represented thereby, and upon payment of the fee of the Trustee in connection with the Surrender of Receipts as provided in Section 5.6 of the Standard Terms and payment of all taxes and charges payable in connection with such Surrender and withdrawal of the Underlying Securities, and subject to the terms and conditions of the applicable Depositary Trust Agreement, including, without limitation, Section
4.10 thereof, the Owner of such Receipts shall be entitled to Delivery of the amount of Underlying Securities at the time represented by such Receipts. Delivery of such Underlying Securities may be made by (i) Delivery of Securities to such Owner or as ordered by such Owner and (ii) any available form of delivery of any other securities, property and cash to which such Owner is then entitled to such Owner or as ordered by such Owner. The Trustee shall only deliver whole Underlying Securities upon Surrender of Receipts representing such Underlying Securities.

(3) REGISTRATION OF TRANSFERS, SPLIT-UPS AND COMBINATIONS OF CERTIFICATES; LIMITATIONS.

         The transfer of ownership of Receipts evidenced by this certificate is registrable on the books of the Trustee at its office by the Owner hereof in person or by a duly authorized attorney, upon Surrender of this certificate evidencing Receipts, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable laws. This certificate evidencing Receipts may be split up into other such certificates, each evidencing any integral multiple of a Round Lot of Receipts, or may be combined with other certificates evidencing Receipts into one such Certificate, in each case evidencing the same aggregate number of Receipts as the certificate or certificates Surrendered.

         As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender (including, for the avoidance of doubt, any Surrender in connection with an exchange) of any Receipt or withdrawal of any Underlying Securities, the Trustee or Registrar may require payment from the Depositor of Securities or the presentor of the Receipts of a sum sufficient to reimburse it for any tax or other charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Securities being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Trustee may establish consistent with the provisions of the Depositary Trust Agreement, including, without limitation, Section 2.8 of the Standard Terms.

         The Delivery of Receipts against deposits of Securities, the registration of transfer of Receipts or the Surrender of Receipts for the purpose of withdrawal of Underlying Securities may be suspended, generally or in particular instances, during any period when (i) the transfer books of the Trustee are closed, (ii) the transfer books of a Securities Issuer are closed,
(iii) transfers through DTC are unavailable, or (iv) if any such action is deemed necessary or advisable by the Trustee at any time or from time to time, subject to the provisions of the following sentence. Notwithstanding any other provision of any applicable Depositary Trust Agreement or the Receipts, the Surrender of Receipts and withdrawal of Underlying Securities may not be suspended except as set forth in the previous sentence and for (i) temporary delays caused by closing the transfer books of the Trustee or a Securities Issuer, (ii) the payment of fees, taxes and applicable charges, and (iii) compliance with any U.S. laws or governmental regulations relating to the Receipts or to the withdrawal of the Underlying Securities. Without limitation of the foregoing, the Trustee shall not knowingly accept for deposit under the Depositary Trust Agreement any Securities required to be registered under the provisions of the Securities Act, for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Securities for such offer and sale.

(4)      RECONSTITUTION EVENTS.

         (a) If any class of Securities ceases to be outstanding as a result of a merger, consolidation, corporate combination or other event, and, as a result, securities which are not Underlying Securities or Additional Securities are received by the Trustee, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10, distribute any such securities which shall be received by the Trustee to the Owners in proportion to their ownership of Receipts. Effective on the date that such Securities cease to be outstanding, such class of Securities shall cease to be either Securities or Underlying Securities.

         (b) If any class of Securities is delisted from trading on its primary exchange or market and is not listed for trading on another national securities exchange or through NASDAQ within five business days from the date of such delisting, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10 of the Standard Terms, distribute the Underlying Securities of such class to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be a part of the securities which must be deposited for issuance of Receipts .

         (c) In the event that any Securities Issuer no longer has a class of common stock registered under section 12 of the Exchange Act, the Trustee shall, if it has actual knowledge of such event, to the extent lawful and feasible and subject to Section 4.10 of the Standard Terms, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

         (d) If the Commission determines that a Securities Issuer is an investment company under the Investment Company Act, and the Trustee has actual knowledge of such Commission determination, then the Trustee shall, to the extent lawful and feasible and subject to Section 4.10 of the Standard Terms, distribute the Underlying Securities of such Securities Issuer to the Owners in proportion to their ownership of Receipts. Effective on the date of such distribution, such class of Securities shall cease to be part of the securities which must be deposited for issuance of Receipts.

(5)      LIABILITY OF OWNER FOR TAXES AND OTHER CHARGES.

         If any tax or other charge shall become payable with respect to any Receipts or any Underlying Securities represented thereby, such tax or other charge shall be payable by the Owner hereof to the Trustee. The Trustee shall refuse to effect any registration of transfer of such Receipts or any withdrawal of Underlying Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof Underlying Securities constituting any multiples of the securities which must be deposited for issuance of Receipts, and may apply such dividends or other distributions of the proceeds of any such sale in payment of such tax or other charge (including any charge or fee payable hereunder to the Trustee) and the Owner hereof shall remain liable for any deficiency.

(6)      WARRANTIES ON DEPOSIT OF SECURITIES.

         Every Person depositing Securities under the Depositary Trust Agreement shall be deemed thereby to represent and warrant that such Securities and each certificate therefor are validly issued and fully paid, that the person making such deposit is duly authorized to do so and that at the time of delivery, such Securities are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by the Depositary Trust Agreement). Every such person shall also be deemed to represent that such Securities are not, and Receipts representing such Securities would not be, Restricted Securities. Such representations and warranties shall survive the deposit of Securities, issuance of Receipts or termination of the Depositary Trust Agreement. In the event that the Trustee, in its sole discretion, determines that any of such representations and warranties were materially inaccurate at the time deemed to be given and that such inaccuracy has or may adversely affect other Beneficial Owners in any material respect, the related deposit of Securities shall be null and void and the Trustee shall cause the related Securities (and any securities or financial instruments resulting therefrom subsequent to the date of deposit and not previously distributed) to be redelivered, if lawful and feasible, to such person or its successors in interest. Notwithstanding anything herein to the contrary, if for any reason any liens, pledges, encumbrances, rights, charges or claims shall be made on such Securities by a party claiming through such Depositor, or if such Securities are Restricted Securities, the Trustee may take such action or refrain from taking any action as it shall determine in its sole discretion is in the best interests of the holders of the Receipts and related expenses may be treated as Extraordinary Expenses.

(7)      FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

         Any person presenting Securities for deposit or any Owner of a Receipt may be required from time to time to file with the Trustee such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of any Securities Issuer or Securities Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Trustee may require. The Trustee may withhold the Delivery or registration of transfer of any Receipts or the delivery of any Underlying Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

(8)      CHARGES OF TRUSTEE.

         (a) The following charges shall be incurred by any party depositing or withdrawing Securities or by any party Surrendering Receipts or to whom Receipts are Delivered or any Owner, as applicable: (1) taxes and charges and other fees payable in respect of the Underlying Securities assessed by third-party custodians, depositories, depositary banks or transfer agents in the ordinary course of their respective businesses, (2) a fee of $5 or less (as determined in the sole discretion of the Trustee) per 100 Receipts for the execution and Delivery of Receipts pursuant to Section 2.5, and, in addition, for the Surrender of Receipts pursuant to Section 2.7, (3) a custodial fee which shall accrue on the first day of each calendar quarter at a rate of $.01 or less (as determined in the sole discretion of the Trustee) per Receipt per quarter for the custodial services under the Depositary Trust Agreement (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected at the Trustee's discretion by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that with respect to the aggregate fee accrued in any calendar year under this clause (3) with respect to each Receipt, no such fee shall accrue which exceeds the total cash dividends and other cash distributions the record date for which falls in such calendar year and payable with respect to such Receipt, and (4) to the extent that there are funds available for distribution after the quarterly custodial fee is deducted pursuant to clause (3), a $.25 per 100 Receipts handling fee shall be incurred for each cash dividend or other cash distribution in respect of the Underlying Securities at such time that such distributions are made (which fee shall be assessed against Owners of record as of the date or dates set by the Trustee in accordance with Section 4.5 and shall be collected by deducting such fee from the related cash dividends or other cash distributions when made after the quarterly custodial fee is deducted); provided, however, that if the related distribution does not fully pay the related handling fee, the handling fee shall expire. The fees payable pursuant to Section 5.6(a) shall be deemed to be full reimbursement to the Trustee for all Trust Expenses.

         (b) Extraordinary Trust Expenses shall be payable by the Initial Depositor upon receipt of a detailed written invoice therefor from the Trustee provided that the Trustee shall use its best efforts to provide the Initial Depositor with written notice prior to any Extraordinary Trust Expense to be incurred in excess of $1,000 and, provided further, that in no event shall Extraordinary Trust Expenses be incurred in an amount in excess of $50,000 in the aggregate without the express written consent of the Initial Depositor.

(9)      TITLE TO RECEIPTS.

         It is a condition of the Receipts and every successive Owner of the Receipts by accepting or holding a certificate for Receipts consents and agrees, that title to such certificate (and the Receipts evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Trustee, notwithstanding any notice to the contrary, may treat the person in whose name Receipts are registered on the books of the Trustee as the absolute owner thereof for the purpose of determining the person entitled to distribution or dividends or other distributions or to any notice provided for in the Depositary Trust Agreement and for all other purposes.

(10)     VALIDITY OF RECEIPTS.

         Receipts shall not be entitled to any benefits under the Depositary Trust Agreement or be valid or obligatory for any purpose, unless a certificate evidencing such Receipts shall have been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar.

(11)     REPORTS; INSPECTION OF TRANSFER BOOKS.

         The issuer of each class of Securities is subject to the periodic reporting requirements of the Exchange Act and, accordingly, files certain reports with the Securities and Exchange Commission (herein called the "Commission"). Such reports will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, NW, Washington, DC 20549.

         The Trustee or its appointed agent shall, to the extent lawful, forward to Owners, any reports and communications, including any proxy statement or other soliciting material, received from a Securities Issuer which are received by the Trustee as the holder of the Underlying Securities or its appointed agent, unless such reports and communications have been forwarded directly to Owners by such Securities Issuer.

         The Trustee shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners.

(12)     DIVIDENDS AND DISTRIBUTIONS.

         Whenever the Trustee shall receive any cash dividend or other cash distribution on any Underlying Securities, the Trustee shall, subject to the Depositary Trust Agreement, distribute the amount thus received (net of the fees of the Trustee as provided in the Depositary Trust Agreement, if applicable) to the Owners of Receipts entitled thereto in proportion to the number of Receipts held by them respectively; provided, however, that in the event that the respective Securities Issuer or the Trustee shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Underlying Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts representing such Underlying Securities shall be reduced accordingly.

         Subject to the provisions of Sections 4.8, 5.2 and 5.6 of the Standard Terms, whenever the Trustee shall receive any distribution other than (i) a distribution described in Section 4.1, 4.3 or 4.4 of the Standard Terms or (ii) a distribution which would otherwise be distributed under the Depositary Trust Agreement except that the Trustee deems such distribution not to be lawful and feasible, the Trustee shall, subject to Section 4.10 of the Standard Terms, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of Receipts held by them respectively, in any manner that the Trustee may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Trustee such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that a Securities Issuer or the Trustee withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners) the Trustee deems such distribution not to be feasible, the Trustee shall adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of such sale (net of the fees of the Trustee as provided in Section 5.6 of the Standard Terms) shall be distributed by the Trustee to the Owners entitled thereto as in the case of a distribution received in cash.

         If any distribution by a Securities Issuer consists of a dividend in, or free distribution of Securities or Additional Securities, the Trustee shall, to the extent lawful and feasible, retain such Securities or Additional Securities under the Depositary Trust Agreement, and, in such case, (i) the amount of such Securities or Additional Securities so retained in respect of each Receipt shall be added to the classes and quantities of securities which must be deposited for issuance of one Receipt and (ii) the number of Receipts in an Issuance Denomination may be increased or decreased by the Trustee to the lowest multiple of 100 Receipts such that no fractional shares are thereby represented in such Issuance Denomination.

         In the event that the Trustee determines that any distribution in property (including Securities and rights to subscribe therefor) is subject to any tax or other charge which the Trustee is obligated to withhold, notwithstanding anything to the contrary in the Standard Terms or the applicable Depositary Trust Agreement, the Trustee may by public or private sale dispose of all or a portion of such property (including Securities and rights to subscribe therefor) in such amounts and in such manner as the Trustee deems necessary and practicable to pay any such taxes or charges and the Trustee shall distribute the net proceeds or any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Receipts held by them respectively.

(13)     RIGHTS OFFERINGS.

         (a) Subject to the provisions of Section 5.2, if a Securities Issuer offers or cause to be offered to the holders of any Underlying Securities any rights to subscribe for additional Securities or other securities, the Trustee shall distribute such rights to Owners unless prohibited by law. If such distribution is prohibited, the Trustee shall sell such subscription rights and distribute the proceeds thereof to the extent they exceed applicable Trustee's fees. If the Trustee is prohibited by law from distributing such rights to any Owners or selling such rights and distributing the net proceeds to Owners, then the Trustee shall allow the rights to lapse in accordance with Section 5.2.

         (b) The Trustee shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

(14)     RECORD DATES.

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever the Trustee receives notice of a meeting of or solicitation of proxies from holders of any Underlying Securities, or whenever a fee shall be charged by the Trustee under Section 5.6(a)(3) of the Standard Terms, or whenever for any reason there is a reconstitution or other event under the Depositary Trust Agreement that causes a change in the composition of the Securities which must be deposited for issuance of Receipts, or whenever the Trustee shall find it necessary or convenient in respect of any matter, the Trustee shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting or solicitation, or (iii) required to pay such fee, or (b) on or after which each Receipt will represent such changed group of Securities, subject to the provisions of the Depositary Trust Agreement. In the case of subsections
(a)(i) and (a)(ii) of this Article (14), the Trustee shall use its reasonable efforts to ensure that, to the extent practicable, the record date set under the Depositary Trust Agreement will be the same as the record date set by the Securities Issuer.

(15)     VOTING OF UNDERLYING SECURITIES.

         Upon receipt by the Trustee or its appointed agent of notice of any meeting of, or solicitation of proxies from, holders of Underlying Securities, the Trustee or its appointed agent shall, to the extent lawful, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Trustee, which shall contain (a) such information as is contained in such notice of meeting or solicitation, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of the corporate documents of the Securities Issuer, to instruct the Trustee as to the exercise of the voting rights, if any, or giving of proxies, as applicable, in respect of the amount of Underlying Securities represented by their respective Receipts and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Trustee, the Trustee shall endeavor, insofar as practicable, to vote or cause to be voted, or to give a proxy, as applicable, in respect of the amount of Underlying Securities represented by such Receipt in accordance with the instructions set forth in such request. The Trustee shall not vote or attempt to exercise the right to vote that attaches to, or give a proxy with respect to, Underlying Securities other than in accordance with such instructions.

(16)     CHANGES AFFECTING UNDERLYING SECURITIES.

         (a) In circumstances where the provisions of Sections 2.11, 4.2 and 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of any Underlying Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the issuer of any Underlying Security, regardless of whether the Securities Issuer survives, the Trustee shall, to the extent lawful and feasible, retain any Securities or Additional Securities under the Depositary Trust Agreement, and, in such case, (i) the amount of such Securities or Additional Securities so retained in respect of each Receipt shall be added to the classes and quantities of securities which must be deposited for issuance of one Receipt and (ii) the number of Receipts in an Issuance Denomination may be increased or decreased by the Trustee to the lowest multiple of 100 Receipts such that no fractional shares are thereby represented in such Issuance Denomination.

         (b) Securities of any class which are surrendered by the Trustee in connection with any such conversion or exchange shall, effective on the date of such surrender, no longer be part of the securities which must be deposited for issuance of Receipts. In any such case, or in the case of an event to which
Section 2.11 of the Standard Terms applies, the Trustee may call for the Surrender of outstanding certificates evidencing Receipts to be exchanged for new certificates specifically describing any applicable change in the classes and quantities of securities which must be deposited for issuance of Receipts.

(17)     LIABILITY OF THE INITIAL DEPOSITOR AND THE TRUSTEE.

         Neither the Initial Depositor nor the Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provisions of any securities issued or distributed by any Securities Issuer, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Initial Depositor or the Trustee shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Standard Terms or the applicable Depositary Trust Agreement it is provided shall be done or performed; nor shall the Initial Depositor or the Trustee nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Standard Terms or the applicable Depositary Trust Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Standard Terms or the applicable Depositary Trust Agreement or for any action or inaction taken or omitted in good faith and without negligence hereunder. Where, by the terms of an offering or distribution to which Sections 2.11, 4.2 or 4.4 of the Standard Terms applies, or for any other reason, it is not lawful and feasible to make such distribution or offering available to Owners, and the Trustee may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Trustee shall not make such distribution or offering available to Owners and shall allow any rights, if applicable, to lapse. Neither the Initial Depositor nor the Trustee shall be under any obligation to prosecute or defend any action, suit or other proceeding in respect of any Underlying Securities or in respect of the Receipts or the rights of the beneficial owners of the Receipts. Notwithstanding the foregoing, the Trustee may, in its discretion, undertake such action as it may deem necessary at any time to protect the Trust and the rights of the beneficial owners of the Receipts, provided however that any expense or liability and any pecuniary cost of the Trustee reasonably incurred in connection therewith shall be an Extraordinary Trust Expense hereunder. The Trustee and the Initial Depositor may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such parties have been selected with reasonable care. Neither the Initial Depositor nor the Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Securities for deposit, any Owner or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, whether any taxes or other charges are due on, or whether there are any legal restrictions on the delivery or transfer of any Securities or Receipts, or whether any Securities are Restricted Securities. The Trustee shall not be liable for any acts or omissions made by a successor Trustee whether in connection with a previous act or omission of the Trustee or in connection with any matter arising wholly after the resignation of the Trustee, provided that in connection with the issue out of which such potential liability arises the Trustee performed its obligations without negligence or bad faith while it acted as Trustee. The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, endorsement, assignment, resolution, draft or other document whether or not of the same kind, prima facie properly executed, or for the disposition of moneys or Securities pursuant the Standard Terms, provided that the Trustee has acted without negligence or bad faith. The Trustee may construe any of the provisions under the Standard Terms or any applicable Depositary Trust Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof or thereof, and any construction of any such provision by the Trustee in good faith shall be binding upon the parties hereto and thereto. The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of the trust created by any Depositary Trust Agreement, the validity or sufficiency of the Standard Terms or any applicable Depositary Trust Agreement or for the due execution hereof and thereof by the Initial Depositor or for the form, character, genuineness, sufficiency, value or validity of any Securities or for or in respect of the validity or sufficiency of the Certificates (except for the due execution thereof by the Trustee). The Trustee shall not be responsible for any failure to carry out any instructions to vote any of the Underlying Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or non-action is without negligence or bad faith. Except as specifically provided in Section 4.6 of the Standard Terms, the Trustee shall have no obligation to monitor or to obtain any information concerning the business or affairs of any Securities Issuer or to advise Owners or Beneficial Owners of any event or condition affecting any Securities Issuer. The Trustee shall have no obligation to comply with any direction or instruction from any Owner or Beneficial Owner regarding Receipts except to the extent specifically provided in the Standard Terms or any applicable Depositary Trust Agreement. The Trustee shall be a fiduciary under the Standard Terms and the applicable Depositary Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustee shall be limited by, and shall be only those specifically set forth in, the Standard Terms and the applicable Depositary Trust Agreement. No disclaimer of liability under the Securities Act is intended by any provision of the Depositary Trust Agreement. For the purposes of the Standard Terms, actual knowledge or knowledge of the Trustee shall mean actual knowledge of an officer in the corporate action department of the Trustee, and the actual knowledge or knowledge of the Initial Depositor shall mean actual knowledge of an officer of the Initial Depositor responsible for matters regarding the Trust. The Trustee shall, provide, in writing, to the Initial Depositor each fee paid to the Trustee pursuant to Sections 5.6(a)(3) and 5.6(a)(4) of the Standard Terms, not later than [-] of each year and acknowledges that the Initial Depositor intends to disclose such information on the Internet at www.epochnets.com on a quarterly basis.


(18)     RESIGNATION OR REMOVAL OF THE TRUSTEE.

         (a) The Trustee may at any time resign as Trustee under the Depositary Trust Agreement by written notice of its election so to do, delivered to the Initial Depositor, and such resignation shall take effect upon the appointment of a successor Trustee and its acceptance of such appointment.

         (b) If at any time the Trustee is in material breach of its obligations under the Depositary Trust Agreement and the Trustee fails to cure such breach within 30 days after receipt by the Trustee of written notice from the Initial Depositor or the Owners of 25% or more of the outstanding Receipts specifying such default and requiring the Trustee to cure such default, the Initial Depositor, acting on behalf of the Owners, may remove the Trustee by written notice delivered to the Trustee, and such removal shall take effect upon the appointment of the successor Trustee and its acceptance of such appointment.

         (c) In case at any time the Trustee acting hereunder shall resign or be removed, the Initial Depositor, acting on behalf of the Owners, shall use its reasonable efforts to appoint a successor Trustee.

(19)     AMENDMENT.

         The Trustee and the Initial Depositor may amend any provisions of the Depositary Trust Agreement without the consent of any Owner. Promptly after the execution of any amendment, the Trustee shall furnish written notification of any such amendment to any Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of the Owners will not become effective until 30 days after notice of such amendment is given to the Owners. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold any Receipt or an interest therein, to consent and agree to such amendment and to be bound by the Depositary Trust Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to Surrender such Receipt and receive therefor the Underlying Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

(20)     TERMINATION AND EARLY TERMINATION OF DEPOSITARY TRUST AGREEMENT.

         (a) The Trust shall terminate on the termination date set forth in
Section 3 of the Depositary Trust Agreement unless terminated earlier by the Trustee by mailing notice of such early termination to the Owners of all Receipts then outstanding at least 30 days prior to the date set for early termination (or upon such lesser notice as may be practicable in the event of an occurrence set forth in (i) or (iv) below) if any of the following occurs:

                  (i) The Trustee is notified that the Receipts are delisted from a national securities exchange and are not approved for listing on another national securities exchange within 5 business days of their delisting;

                  (ii) Owners of more than 50% of the outstanding Receipts notify the Trustee that they elect to terminate the Trust;

                  (iii) 60 days shall have expired after the Trustee shall have delivered to the Initial Depositor and the Owners a written notice of its election to resign and a successor trustee shall not have been appointed and accepted its appointment, as provided in Section 5.4 of the Standard Terms; or

                  (iv) Less than nine Securities Issuers are represented by the Receipts.

                  (b) On and after the date of termination, the Trustee shall deliver to each Owner of a Receipt to him or upon his order, the amount of Underlying Securities evidenced by such Receipt and thereupon cancel such Receipt, provided, however, at the sole discretion of the Trustee, the Trustee may condition such delivery upon prior (a) Surrender of such Receipt at the office of the Trustee, (b) payment of the fee of the Trustee for the Surrender of Receipts referred to in Section 2.7 of the Standard Terms and (c) payment of any applicable taxes or charges, or the Trustee may deduct any fees, taxes or charges from any cash distribution with respect to the Receipts, or the Trustee may, in its sole discretion, collect any such fees, taxes or charges from the Owner at any time thereafter. If any Receipts shall remain outstanding after the date of termination, the Trustee thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distribution to the Owners thereof, and shall not give any further notices or perform any further acts under these Standard Terms or the applicable Depositary Trust Agreement, except that the Trustee shall continue to collect dividends and other distributions pertaining to Underlying Securities and hold the same uninvested and without liability for interest, shall sell rights as provided in these Standard Terms or the applicable Depositary Trust Agreement, and shall continue to deliver Underlying Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts Surrendered to the Trustee (after deducting or upon payment of, in each case, the fee of the Trustee set forth in 5.6 of the Standard Terms for the Surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). At any time after the expiration of one year following the date of termination, the Trustee may sell the Underlying Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been Surrendered, such Owners thereupon becoming general creditors of the Trustee with respect to such net proceeds. After making such sale, the Trustee shall be discharged from all obligations under these Standard Terms with respect to the Receipts and the applicable Depositary Trust Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Trustee for the Surrender of Receipts, any fees of the Trustee due and owing from the Owner of such Receipts pursuant to Section 5.6, including any custody fees and handling fees which may accrue during the termination period, of the Standard Terms, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Depositary Trust Agreement, and any applicable taxes or charges). Upon the termination of the applicable Depositary Trust Agreement, the Initial Depositor shall be discharged from all obligations under such Depositary Trust Agreement except for its obligations to the Trustee under Sections 5.5 and 5.6(b) of the Standard Terms.